Exhibit 1

                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated April 15, 1995 (including amendments thereto) with respect to the Common Stock of VTX Electronics Corp. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  April 15, 1996                 STEEL PARTNERS II, L.P.

                                       By:  Steel Partners, L.L.C.,
                                            General Partner


                                       By:/s/ Warren G. Lichtenstein
                                          --------------------------
                                              Warren G. Lichtenstein,
                                              Chief Executive Officer



                                       STEEL PARTNERS SERVICES, LTD.


                                       By:/s/ Warren G. Lichtenstein
                                          --------------------------
                                              Warren G. Lichtenstein,
                                              Chief Executive Officer

                                       /s/ Warren G. Lichtenstein
                                       --------------------------
                                       WARREN G. LICHTENSTEIN


                                       /s/ Lawrence Butler
                                       -------------------
                                       LAWRENCE BUTLER